Exhibit 99.1

Rosetta Resources Inc. Company Update Conference Call on February 21, 2006

HOUSTON, TX, Feb 17, 2006 (MARKET WIRE via COMTEX News Network) — Rosetta Resources Inc. (NASDAQ: ROSE) will host a company update conference call and webcast on Tuesday February 21, 2006 at 2:00 pm Central Standard Time. You can download the presentation via our website www.rosettaresources.com.

To participate in the conference call, please call (800) 289-0572 or you may access the simultaneous listen-only audio broadcast via our website www.rosettaresources.com. Please go to the web site at least 10 minutes prior to the call to register, download and install any necessary audio software.

If you are not able to participate in the conference call, an audio replay will be available through February 23, 2006 by dialing (888) 203-1112 or for international (719) 457-0820 and entering conference code 7497443. A replay over the web at the above address will be available shortly after the call and will remain on the site for 60 days.

For further information, please contact Teri Greer, Investor Relations at (713) 335-4008.

Rosetta Resources Inc. is an independent oil and gas company engaged in the acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware Corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Contact:

Teri Greer

Rosetta Public Relations

Houston/Corporate Office

717 Texas, Suite 2800

Houston, TX 77002

Contact via http://www.marketwire.com/mw/emailprcntct?id=F64041416D0D28EC

713-335-4000

http://www.rosettaresources.com

SOURCE: Rosetta Resources Inc.

http://www.rosettaresources.com

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